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                                                                 Draft:  7/11/95
                                                                    EXHIBIT 5(A)



                                        July 27, 1995




Northwestern Public Service Company
33 Third Street S.E.
Huron, South Dakota  57350-1318

     and

NWPS Capital Financing I
NWPS Capital Financing II
NWPS Capital Financing III
c/o Northwestern Public Service Company
33 Third Street S.E.
Huron, South Dakota  57350-1318

          Re:  Registration Statement on Form S-3;
               Registration No. 33-60423

Ladies and Gentlemen:

               We have acted as counsel for Northwestern Public Service Company, a Delaware corporation ("Company"), and NWPS Capital Financing I, NWPS Capital Financing II and NWPS Capital Financing III, each a Delaware statutory business trust sponsored by the Company (individually a "Trust" and collectively the "Trusts"), in connection with the preparation and filing with the Securities Exchange Commission ("Commission") of the above-captioned registration statement on Form S-3 ("Registration Statement") to register under the Securities Act of 1933, as amended ("Act"), $200,000,000 of what are therein (and hereinafter) called the Offered Securities, for issuance and sale from time to time. The Offered Securities consist of any one, some or all of the following kinds of securities, namely:

          (i) common stock, par value $3.50 per share, of the Company ("Common Stock");

          (ii) the Company's mortgage bonds ("Mortgage Bonds"), to be issued in one or more series pursuant to the General Mortgage Indenture and Deed of Trust dated as of August 1, 1993 between the Company and The Chase Manhattan Bank (N.A.), as Trustee ("New Mortgage"), as supplemented by a supplemental indenture or indentures in substantially the form filed as Exhibit 4(a)(17) to the Registration Statement ("New Mortgage Supplemental Indenture") providing for the issuance of the series;

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Northwestern Public Service Company
July 27, 1995
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          (iii)   the Company's subordinated debt securities ("Subordinated
     Debt Securities") to be issued in one or more series under the indenture ("Subordinated Debt Securities Indenture") to be entered into between the Company and The Chase Manhattan Bank (N.A.), as Trustee, in substantially the form filed as Exhibit 4(a)(29) to the Registration Statement, as supplemented by a supplemental indenture or indentures in substantially the form filed as Exhibit 4(a)(30) to the Registration Statement ("Subordinated Debt Securities Supplemental Indenture") providing for the issuance of the series;

          (iv) preferred securities ("Preferred Securities") to be issued by one or more of the Trusts, as described in the Prospectus and in the Prospectus Supplement (hereinafter defined) for the Preferred Securities; and

          (v) guarantees of the Preferred Securities ("Guarantees") to be issued by the Company in substantially the form filed as Exhibit 4(a)(35) to the Registration Statement.

               As counsel to the Company and the Trusts, we have examined (i) the Registration Statement and exhibits thereto, including the prospectus in the Registration Statement ("Prospectus") and the separate prospectus supplements therein ("Prospectus Supplements') for the respective Offered Securities and the indentures, as applicable, and forms of other documents relating to the Offered Securities; (ii) the Company's restated certificate of incorporation and bylaws, both as amended; (iii) documents issued by public officials as to the existence of the Company and the Trusts under the laws of the State of Delaware; and (iv) such other documents and records of the Company and the Trusts, and such matters of law, as we considered to be necessary to enable us to render this opinion.

          Based on the foregoing, we are of the opinion as follows:

          1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

          2. Each of the Trusts has been duly created and is validly existing in good standing as a business trust under the Business Trust Act of the State of Delaware.

          3. Subject to final approval by the Board of Directors of the Company (or by the committee or person to whom the Board delegates the authority to grant such final approval) of (i) the number of shares of Common Stock to be issued and sold, and the terms of sale thereof (and assuming the sale price is not less than the $3.50 per share par value of the Common Stock); (ii) the aggregate principal amount, rate of interest, maturity date and other terms of each series of the Mortgage Bonds, and the terms of sale thereof and the terms of the New Mortgage Supplemental Indenture; and (iii) the terms of the Preferred Securities, Subordinated Debt Securities and Guarantees, as well as the final terms of the declarations of trust for the Trusts and the terms of sale of the Preferred Securities and the Subordinated Debt Securities, the Company has duly and validly authorized the issuance of the Common Stock, the Mortgage Bonds and the Subordinated Debt Securities, and the execution and delivery of the New Mortgage Supplemental Indenture, the Subordinated Debt Securities Indenture, the Subordinated Debt Securities Supplemental Indenture and the Guarantees.

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Northwestern Public Service Company
July 27, 1995
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          4.   Subject to paragraph 3 above, shares of Common Stock, when issued, sold and delivered as contemplated in the Registration Statement and the Prospectus Supplement applicable to the Common Stock and in accordance with the authorization thereof by the Board of Directors of the Company (or by the committee or person to whom the Board delegates such authority), will be legally and validly issued, fully paid and nonassessable.

          5. Subject to paragraph 3 above, upon execution and delivery of the New Mortgage Supplemental Indenture and the issuance, sale and delivery by the Company of one or more series of such Mortgage Bonds, as contemplated in the Registration Statement and the Prospectus Supplement applicable to such Mortgage Bonds and in accordance with the authorization thereof by the Board of Directors of the Company (or by the committee or person to whom the Board delegates such authority), such Mortgage Bonds will be valid, legal and binding obligations of the Company, enforceable in accordance with their terms, subject to (i) the due filing of record of the New Mortgage Supplemental Indenture and of any financing statements relating thereto in the manner prescribed by the laws of the states of Iowa, Nebraska, North Dakota and South Dakota in order to give record notice of the New Mortgage Supplemental Indenture with respect to interests in real estate subject thereto and to perfect security interests in personal property subject thereto, (ii) the issuance and sale of the Mortgage Bonds before the intervention of any lien to which the New Mortgage or the New Mortgage Supplemental Indenture is not expressly made subject, or not expressly excepted by the New Mortgage, and (iii) the reservations, encumbrances and restrictions recited in the granting clause of, and as provided in, the New Mortgage or referred to in the Prospectus included in the Registration Statement under the subcaption "Security" under the caption "Description of the Mortgage Bonds," and except as the legality, validity, binding effect or enforceability of the Mortgage Bonds may be limited or otherwise affected by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally, or (b) the application of general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law), or (c) the laws of the states where the property subject to the New Mortgage is located that affect the remedies for defaults under, and the enforcement of the lien and security interests provided for in, the New Mortgage. (No opinion is expressed herein with respect to the title of the Company to its properties, or the priority of the lien or security interests of the Mortgage Bonds on such properties now owned or hereafter acquired.)

          6. Subject to paragraph 3 above, Subordinated Debt Securities, when issued, sold and delivered as contemplated in the Registration Statement and the Prospectus Supplement applicable to such Subordinated Debt Securities and in accordance with the authorization thereof by the Board of Directors of the Company (or by the committee or person to whom the Board delegates such authority), will be valid, legal and binding obligations of the Company, provided that (i) the Subordinated Debt Securities Indenture and any necessary Subordinated Debt Securities Supplemental Indenture or officer's certificate with respect thereto have been duly executed and delivered by the Company and the Subordinated Debt Securities Trustee, (ii) the terms of such Subordinated Debt Securities have been duly established in accordance with the Subordinated Debt Securities Indenture and any applicable Subordinated Debt Securities Supplemental Indenture or officer's certificate with respect thereto, and (iii) such Subordinated Debt Securities have been duly

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Northwestern Public Service Company
July 27, 1995
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executed and authenticated in accordance with the Subordinated Debt Securities
Indenture and any applicable Subordinated Debt Securities Supplemental Indenture or officer's certificate with respect thereto. Subject to the foregoing, such Subordinated Debt Securities will be enforceable in accordance with their terms against the Company, except as the enforceability thereof may be limited (a) by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the application of general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          7. Subject to paragraph 3 above, the Preferred Securities will represent valid and, subject to paragraph 8 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust which issued the same when (a) the declaration of trust for such Trust has been duly executed by the Trust's trustees and by the Company as the Trust's sponsor, (b) the Guarantee applicable to such Preferred Securities has been duly executed and delivered by the Company to the Guarantee Trustee of such Guarantee as contemplated in paragraph 9 below, (c) such Preferred Securities have been issued in accordance with the terms and provisions of such declaration of trust and (d) such Preferred Securities have been issued and delivered as contemplated by the Registration Statement and the Prospectus Supplement applicable to the Preferred Securities.

          8. Holders of validly issued Preferred Securities, as beneficial owners of the Trust which issued the Preferred Securities, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that holders of Preferred Securities may be obligated to make payments as set forth in the declaration of trust for such Trust.

          9. Subject to paragraph 3 above, each Guarantee issued with respect to Preferred Securities will be a valid, legal and binding obligation of the Company, provided (i) such Guarantee has been duly executed and delivered to the Guarantee Trustee of such Guarantee, (ii) such Preferred Securities have been issued as contemplated in paragraph 7 above, and (iii) such Guarantee has been issued and delivered as contemplated in the Registration Statement and the Prospectus Supplement applicable to the Guarantees. Subject to the foregoing, such Guarantee will be enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited (a) by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the application of general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

               The opinions expressed in paragraphs 4, 5, 6, 7, 8 and 9 are subject to the Registration Statement becoming effective with no stop order with respect thereto having been issued by the Commission, and to the order which has been issued by the Federal Energy Regulatory Commission remaining in effect, authorizing under Section 204 of the Federal Power Act the issuance of the Offered Securities on the terms contemplated in the Registration Statement and the applicable Prospectus Supplements.

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Northwestern Public Service Company
July 27, 1995
Page 5


               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the Prospectus and the caption "Legal Matters" in the Prospectus Supplement for the Preferred Securities.

               In rendering this opinion, we have relied as to all matters governed by the laws of the State of Delaware in paragraphs 2, 7 and 8 above upon the opinions of Richards, Layton & Finger, P.A., special Delaware counsel for the Company and the Trusts, which are being filed as exhibits to the Registration Statement.


                                   Very truly yours,

                                   SCHIFF HARDIN & WAITE



                                   By:  /s/ James M. Van Vliet, Jr.
                                       ---------------------------------------
                                           James M. Van Vliet, Jr.